UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 25, 2008 (July 21, 2008)
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company’s Board of Directors has appointed Jim Stewart Chief Operating Officer of the Company with an effective date of July 21, 2008. Mr. Stewart, 51, served as the Executive Director of Sharper Counsel LLC, a management consulting firm specializing in technology product development and commercialization since April 2008. Prior to Sharper Counsel LLC, Mr. Stewart had a 28-year career with Hewlett-Packard, most recently as Vice President and General Manager at Hewlett-Packard from 2001 until 2007. Mr. Stewart also held positions in new business start-up general management, served as an R&D Director, Manufacturing Director, PCA plant manager, and held various positions in engineering management. Mr. Stewart holds a B.S. in Electrical Engineering from Texas A&M University.
Under the terms of Mr. Stewart’s employment, the Company has agreed to pay Mr. Stewart an annual base salary, initially set at $280,000, plus relocation expenses up to $100,000. Mr. Stewart is also eligible to participate in the Company’s management bonus program and will receive options to purchase 40,000 shares of the Company’s common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 25, 2008

LOUD Technologies Inc.

By:	/s/ James T. Engen

James T. Engen
Chairman, President and Chief Executive Officer